UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2014

SCRIPSAMERICA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54550	26-2598594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Corporate Office Centre Tysons II, 1650 Tysons Boulevard, Suite 1580, Tysons Corner, VA 22102

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (800) 957-7622

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

On May 22, 2014, the Registrant filed a lawsuit against Ironridge Global IV, Ltd. (“Ironridge”), its principals and certain other defendants in the Federal district court for the Central District of California. In this lawsuit, the Registrant alleges against Ironridge (i) securities fraud under Section 10(b) of the Securities Exchange Act and Rule 10b-5, (ii) breach of contract and (iii) tortious bad faith. This lawsuit stems for a transaction entered into between Ironridge and the Registrant in November 2013, which transaction was disclosed in a Current Report on Form 8-K filed by the Registrant on November 19, 2013.

In that November 2013 transaction, the Registrant issued to Ironridge 8,690,000 shares of its common stock in settlement of bona fide claims against the Registrant which were purchased by Ironridge from various creditors of the Registrant (the “Claim Amount”). The shares issued to Ironridge were freely tradable and exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(10) of the Securities Act. The number of shares issued to Ironridge is subject to an adjustment based on the trading price of the Registrant’s stock such that the value of the shares is sufficient to cover the Claim Amount, a 10% agent fee amount and Ironridge’s reasonable legal fees and expenses ( the “Final Amount”), which Final Amount is equal to $766,238.29.  The issuance of the shares was pursuant to a court order issued by the California Superior Court for the County of Los Angeles.

On two separate occasions, February 10, 2014 and April 4, 2014, Ironridge made a request for additional shares as a result of the adjustment provisions under the stipulation in the court order issued by the California Superior Court (the “Stipulation”).

The Registrant has filed this lawsuit because, in the Registrant’s view, Ironridge breached several material representations it made to the Registrant prior to the November 2013 transaction described above on which the Registrant relied. For example, Ironridge told the Registrant that (i) Ironridge would only be eligible for a single final adjustment to the number of shares it could receive if the Registrant’s stock decreased below a certain price due to non-stock trading factors (such as short selling or timed stock trades) and (ii) Ironridge would not take any action to affect the Registrant’s stock price. The Registrant has uncovered facts that shows, in the Registrant’s view, that these representations have been breached.

The Registrant is seeking (a) a declaratory judgment from the court that would excuse the Registrant from issuing any more shares under the Stipulation, (b) compensatory damages (to the extent the Registrant can prove such damages), (c) attorneys’ fees and court costs for this action and (d) punitive damages.

The Registrant believes that an adverse determination in this lawsuit will not have a material effect on its results of operations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCRIPSAMERICA, INC.

Date: May 27, 2014	By:	/s/ Robert Schneiderman
Robert Schneiderman
Chief Executive Officer

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